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                                                        EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Lindsay Manufacturing Co. on Form S-8 (File No. 333-00769) of our report dated October 9, 1996 on our audits of the consolidated financial statements and financial statement schedule of Lindsay Manufacturing Co., as of August 31, 1996 and 1995 and for each of the three years in the period ended August 31, 1996, which report is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended August 31, 1996.




                                        COOPERS & LYBRAND L.L.P.




Omaha, Nebraska
November 27, 1996

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